                                                                   Exhibit 10.01


                               CREDIT AGREEMENT


                         DATED AS OF September 6, 1996


                                 BY AND AMONG


               LASALLE PARTNERS MANAGEMENT LIMITED PARTNERSHIP,
                        A DELAWARE LIMITED PARTNERSHIP,


                     LASALLE PARTNERS LIMITED PARTNERSHIP,
                        A DELAWARE LIMITED PARTNERSHIP,


                            THE BANKS PARTY HERETO,


                                      AND


                         HARRIS TRUST AND SAVINGS BANK
                                   AS AGENT

                               TABLE OF CONTENTS

SECTION                             HEADING                                 PAGE
ARTICLE I      DEFINITIONS.................................................

ARTICLE II     THE CREDITS.................................................

     Section 2.1.   Facility A.............................................
     Section 2.2.   Facility B.............................................
     Section 2.3.   Facility C.............................................
     Section 2.4.   Letters of Credit......................................
     Section 2.5.   Rate Options...........................................
     Section 2.6.   Optional Principal Payments............................
     Section 2.7.   Reduction of Commitments...............................
     Section 2.8.   Disbursement of Loans..................................
     Section 2.9.   Method of Selecting Rate Options and Interest Periods..
     Section 2.10.  Minimum Amount of Each Loan............................
     Section 2.11.  Rate After Maturity....................................
     Section 2.12.  Place and Application of Payments......................
     Section 2.13.  The Notes..............................................
     Section 2.14.  Applicable Interest Rates..............................
     Section 2.15.  Lending Installation...................................
     Section 2.16.  Mandatory Prepayments..................................
     Section 2.17.  Fees...................................................
     Section 2.18.  Discretionary Extension of Revolving Credit
                      Termination Date.....................................

ARTICLE III    CHANGE IN CIRCUMSTANCES.....................................

     Section 3.1.   Yield Protection.......................................
     Section 3.2.   Change of Law..........................................
     Section 3.3.   Unavailability of Deposits or Inability to Ascertain,
                      or Inadequacy of, IBOR...............................
     Section 3.4.   Funding Indemnity......................................
     Section 3.5.   Lender Certificate.....................................

ARTICLE IV     CONDITIONS PRECEDENT........................................

     Section 4.1.   Effectiveness of Agreement.............................
     Section 4.2.   Each Loan..............................................
     Section 4.3.   New Supporting Subsidiary..............................

ARTICLE V      REPRESENTATIONS AND WARRANTIES..............................

     Section 5.1.   Existence and Standing.................................
     Section 5.2.   Authorization and Validity.............................
     Section 5.3.   Compliance with Laws and Contracts.....................
     Section 5.4.   Financial Statements...................................
     Section 5.5.   Material Adverse Change................................
     Section 5.6.   Taxes..................................................
     Section 5.7.   Litigation.............................................
     Section 5.8.   Affiliates.............................................


     Section 5.9.   ERISA..................................................
     Section 5.10.  Accuracy of Information................................
     Section 5.11.  Regulation U...........................................
     Section 5.12.  Material Agreements....................................
     Section 5.13.  Approvals..............................................
     Section 5.14.  Subordinated Indebtedness..............................

ARTICLE VI     COVENANTS...................................................

     Section 6.1.   Financial Reporting....................................
     Section 6.2.   Use of Proceeds........................................
     Section 6.3.   Notice of Default......................................
     Section 6.4.   Conduct of Business....................................
     Section 6.5.   Taxes..................................................
     Section 6.6.   Insurance..............................................
     Section 6.7.   Compliance with Laws...................................
     Section 6.8.   Maintenance of Properties..............................
     Section 6.9.   Inspection.............................................
     Section 6.10.  Indebtedness...........................................
     Section 6.11.  Sale of Assets.........................................
     Section 6.12.  Sale and Leaseback.....................................
     Section 6.13.  Investments and Acquisitions...........................
     Section 6.14.  Guaranties.............................................
     Section 6.15.  Liens..................................................
     Section 6.16.  Rentals................................................
     Section 6.17.  Net Worth..............................................
     Section 6.18.  Letters of Credit......................................
     Section 6.19.  Related Person.........................................
     Section 6.20.  EBITDA.................................................
     Section 6.21.  Fixed Charge Coverage Ratio............................
     Section 6.22.  Maximum Leverage Ratio.................................
     Section 6.23.  Distributions..........................................
     Section 6.24.  Long-Term Receivables..................................
     Section 6.25.  The Dai-Ichi Indebtedness..............................
     Section 6.26.  New Supporting Subsidiaries............................
     Section 6.27.  Additional Co-Investments..............................

ARTICLE VII    DEFAULTS....................................................

ARTICLE VIII   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES..............

     Section 8.1.   Non-Bankruptcy Defaults................................
     Section 8.2.   Bankruptcy Defaults....................................
     Section 8.3.   Collateral for Undrawn Letters of Credit...............
     Section 8.4.   Preservation of Rights.................................

ARTICLE IX     THE AGENT...................................................

     Section 9.1.   Appointment and Authorization..........................
     Section 9.2.   Rights as a Lender.....................................
     Section 9.3.   Standard of Care.......................................
     Section 9.4.   Costs and Expenses.....................................
     Section 9.5.   Indemnity..............................................


 ARTICLE X      GENERAL PROVISIONS.........................................

     Section 10.1.  Successors and Assigns.................................
     Section 10.2.  Survival of Representations............................
     Section 10.3.  Governmental Regulation................................
     Section 10.4.  Taxes..................................................
     Section 10.5.  Choice of Law..........................................
     Section 10.6.  Headings...............................................
     Section 10.7.  Entire Agreement.......................................
     Section 10.8.  Expenses; Indemnification..............................
     Section 10.9.  Accounting.............................................
     Section 10.10. Severability of Provisions.............................
     Section 10.11. Setoff.................................................
     Section 10.12. Waivers, Modifications, and Amendments.................
     Section 10.13. Assignment Agreements..................................
     Section 10.14. Participants...........................................
     Section 10.15. Joint and Several......................................
     Section 10.16. Giving Notice..........................................
     Section 10.17. Limitation of Liability................................
     Section 10.18. Counterparts...........................................

EXHIBITS

Exhibit A           - Form of Note
Exhibit B           - Form of Opinion
Exhibit C-1         - Form of Borrowers' Security Agreement
Exhibit C-2         - Form of Supporting Subsidiaries' Security Agreement
Exhibit D           - Form of Pledge Agreement
Exhibit E           - Form of Guaranty Agreement
Exhibit F           - Form of Compliance Certificate
Exhibit G           - Form of Borrowing Base Certificate
Exhibit H           - [Intentionally Omitted]
Exhibit I           - Form of Collateral Assignment of Partnership Interests
Exhibit J           - Form of Subsidiary Collateral Assignment of Partnership
                      Interests

SCHEDULES

Schedule I          - List of Supporting Subsidiaries
Schedule II         - List of Affiliates
Schedule III        - List of Indebtedness
Schedule IV         - List of Investments
Schedule V          - List of Liens
Schedule VI         - Existing L/Cs
Schedule VII        - Co-Investments
Schedule VIII       - Initial Facility B Loans

                                CREDIT AGREEMENT

     This Agreement, dated as of September 6, 1996, is among LaSalle Partners Management Limited Partnership, a Delaware limited partnership, LaSalle Partners Limited Partnership, a Delaware limited partnership, the banks from time to time party hereto (each a "Lender" and, collectively, the "Lenders") and Harris Trust and Savings Bank, as agent (the "Agent").


                                   ARTICLE I

                                  DEFINITIONS

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which a Borrower or any of the Affiliates (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or at least a majority of the partnership interests of any partnership.

     "Adjusted IBOR Rate" means a rate per annum determined pursuant to the following formula:

          Adjusted IBOR Rate =         IBOR
                               -----------------------
                         100%-IBOR Reserve Percentage

     "Affiliate" means any corporation (including any Subsidiary), partnership, limited liability company or trust of which one or more of the Borrowers owns, directly or indirectly, a majority of the securities which have ordinary voting power for the election of directors (in the case of a corporation), a majority of the partnership interests (in the case of a partnership), a majority of ownership (in the case of a limited liability company) or a majority of the beneficial interests (in the case of a trust).

     "Agent" means Harris Trust and Savings Bank and any successor pursuant to
Section 9.1 hereof.

     "Agreement" means this Credit Agreement, as it may be amended from time to time.

     "Agreement Accounting Principles" means generally accepted principles of accounting from time to time in effect.

     "Application" is defined in Section 2.4(d) hereof.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Person" means such individual person or persons as may be designated by the Borrowers in writing to the Agent from time to time to act as an Authorized Person hereunder.

     "Borrower" means each of LPL and LPML.

     "Borrowers' Security Agreement" means the Security Agreement dated as of September 6, 1996 in the form of Exhibit C-1 hereto.

     "Borrowing" means the total of loans of a single type made to a Borrower by all of the Lenders on a single date and for a single Interest Period.
Borrowings of Loans under a Facility are made ratably by the Lenders according to their respective Commitments under that Facility.

     "Borrowing Base" means, as of any time it is to be determined, 90% of the then outstanding unpaid amount of Eligible Receivables.

     "Borrowing Date" means a date on which a Borrowing is made hereunder.

     "Borrowing Notice" is defined in Section 2.9.

     "Business Day" means (i) with respect to borrowing, payment or rate selection of Eurodollar Loans, a day on which banks are open for business in Chicago and on which dealings in U.S. Dollars are carried on in the applicable foreign interbank market and (ii) for all other purposes, a day on which banks are open for business in Chicago.

     "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person, prepared in accordance with Agreement Accounting Principles.

     "Collateral" means all properties, rights, interests and privileges from time to time subject to the Liens granted the Agent for the benefit of the Lenders by the Security Agreements.

     "Collateral Assignment of Partnership Interest" means the Collateral Assignment of Partnership Interest dated as of September 6, 1996 in the form of
Exhibit I hereto.

     "Combined Equity" means, as at any date of determination, the sum of the consolidated owner's equity of LPML and its Subsidiaries and the consolidated owner's equity of LPL and its Subsidiaries, determined in accordance with Agreement Accounting Principles, plus the principal amount of the Dai-Ichi Indebtedness outstanding at such time.

     "Combined Funded Indebtedness" means, as at any date of determination, the sum of all Indebtedness described in clause (i) of the definition of Indebtedness (x) of LPML and its Subsidiaries and (y) of LPL and its Subsidiaries determined, in each case, on a consolidated basis in accordance with Agreement Accounting Principles.

     "Combined Net Income" means the sum of the consolidated Net Incomes of each of the Borrowers (excluding income by reason of a dividend or Distribution from the other Borrower).

     "Commitment" means any Facility A Commitment, Facility B Commitment, or Facility C Commitment and "Commitments" means any or all of the foregoing, as the context may require.

     "Dai-Ichi Entity" means Dai-ichi Life (U.S.A.), Inc. and any of its affiliates.

     "Dai-Ichi Indebtedness" means the sum of (i) LPL's obligations to DSA-LSPL, Inc. evidenced by those two certain promissory notes each dated August 27, 1996 from LPL to DSA-LSPL, Inc. in the original principal amounts of $24,341,091 and $4,878,895.96, respectively, of which $24,341,091 and $4,878,895.96, respectively, are outstanding on the date hereof, and (ii) LPML's obligations to DSA-LSAM, Inc. evidenced by those two certain promissory notes, each dated August 27, 1996, from LPML to DSA-LSAM, Inc. in the original principal amounts of $6,658,909 and $1,334,704.39, respectively of which $6,658,909 and
$1,334,704.39, respectively, are outstanding on the date hereof. It is understood that such promissory notes so evidence obligations owed to DSA-LSPL, Inc. and DSA-LSAM, Inc. and shall only constitute "Dai-Ichi Indebtedness" so long as such promissory notes are owed to such Persons.

     "Default" means an event described in Section 7.

     "DEL-LPAML" means DEL-LPAML Limited Partnership, a Delaware limited partnership.

     "DEL-LPL" means DEL-LPL Limited Partnership, a Delaware limited partnership.

     "Distributions" means the payment or distribution of any asset of a partnership to any of its partners, whether from capital, income or otherwise, excepting, however, compensation and reimbursements that are paid to partners and are unrelated to their partnership interests.

     "Domestic Rate" means, for any day, the greater of:

          (A) the rate of interest announced by the Agent from time to time as its prime commercial rate, as in effect on such day; and

          (B) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).

     "Domestic Rate Loan" means a Loan which bears interest at the rate specified in Section 2.14(a) hereof.

     "Domestic Rate Interest Period" means, with respect to a Domestic Rate Loan, a period commencing on a Business Day selected by the Borrower pursuant to this Agreement (on which Business Day interest on such Domestic Rate Loan commences accruing at the Domestic Rate) and ending on the day on which such Domestic Rate Loan is paid in full.

     "EBITDA" means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of
(i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation and amortization of intangible assets during such period on the books of the Borrowers.

     "Eligible Receivables" means, on any given day, the total of all Receivables included in the most recent certificate furnished under Section 6.1(d) hereof, and satisfying the following requirements: (a) the Agent has a duly perfected first priority security interest in each such Receivable under the Security Agreements; (b) each such Receivable represents moneys due solely for services rendered in the ordinary course of business; (c) except as otherwise provided in the next sentence of this definition, each such Receivable is unconditionally due and payable, has been billed to the Person obligated to pay the same or if not yet billed has remained unbilled for not more than 10 days following the end of the fiscal quarter during which such services were performed and is due and payable in full not later than one year after such day, provided, however, that, if such Receivable is due and payable later than one year, but not later than 18 months, after such day, 75% (or such higher percentage as the Agent may approve in its discretion) of the amount of such Receivable may be included in the Eligible Receivables (subject to the provisions of Section 6.24); (d) as of such day, no such Receivable is more than 120 days past due or is payable by a Person owing Receivables of which more than 15% are more than 120 days past due; (e) if the Person obligated to pay such Receivable is a Related Person, the transaction giving rise to such Receivable is in compliance with Section 6.19 hereof; (f) no Person obligated to pay any such

Receivable is the subject of a petition for bankruptcy or any other petition for relief under the Bankruptcy Code, or has made an assignment for the benefit of creditors, or has suspended its business operations, become insolvent, or suffered a receiver or a trustee to be appointed for any of its assets or affairs or has notified a Borrower, a Supporting Subsidiary or any Affiliate that it will not or is not obligated to pay such Receivable in full (provided that if such obligor admits liability for a portion of such Receivable, such portion may, subject to satisfaction of the other eligibility criteria set forth herein, constitute an Eligible Receivable); and (g) the Agent has not determined that collection of such Receivable is insecure or that such Receivable may not be paid. Notwithstanding the requirements of item (c) above, (i) a leasing commission Receivable shall not be deemed conditional by reason of the fact that the Tenant has not commenced occupancy of the leased premises, provided that such premises are located in a building that is complete and is in operation; and (ii) the Agent may, upon request by the Borrowers, include within the Eligible Receivables, either the entire amount or such discounted percentage as the Agent shall determine of any commission that is a Receivable that satisfies the requirements (except item (c)) set forth above but is conditional (other than upon performance by a Borrower) or is payable more than 18 months later, if the Agent determines, based on factors deemed appropriate by it (such as, but not limited to, the nature of the conditions to be satisfied, the status of and other factors that might affect the satisfaction thereof, the ability (including financial ability, experience and expertise) of the Person or Persons that are or will be satisfying such conditions, the creditworthiness of the Person or Persons obligated to pay such Receivable and the length of time before such conditions will be fully satisfied and such Receivable will be paid) that there is substantial certainty that such Receivable will be paid when due. The Agent agrees to respond to a request made by the Borrowers under the preceding sentence within 20 days of such request. It is specifically understood that in no event shall "Eligible Receivables" include promissory notes from Borrowers' or Supporting Subsidiaries' partners for the purchase of partnership interests in the Borrowers or Supporting Subsidiaries or any obligation owed by any Dai-Ichi Entity.

     "ERISA" means the Employee Retirement Security Income Act of 1974, as amended from time to time.

     "Eurodollar Interest Period" means, with respect to a Eurodollar Loan, a period of one, two, three or six months commencing on a Business Day selected by a Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Eurodollar Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

     "Eurodollar Loan" means a Loan which bears interest at a rate specified in
Section 2.14(b) hereof.

     "Eurodollar Margin" means (i) 0.50% per annum for each Eurodollar Loan made under Facility A and Facility B and (ii) 0.75% per annum for each Eurodollar Loan made under Facility C.

     "Eurodollar Reserve Percentage" means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities," as defined in such Board's Regulation D, (or on any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extension of credit or other assets that include loans by non-United States offices of any Lender to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     "Facility" means any of the Facility A Commitments, the Facility B Commitments, or the Facility C Commitments.

     "Facility A Commitments" means the obligation of the Lenders under Section
2.1 hereof to make Loans to the Borrowers or to participate in Letters of Credit in an aggregate amount not exceeding $30,000,000 as such amount may be modified from time to time pursuant to the terms of this Agreement.

     "Facility A Loans" is defined in Section 2.1 hereof.

     "Facility B Commitments" means the obligation of the Lenders under Section
2.2 hereof to make Loans to the Borrowers in an aggregate amount not exceeding $10,000,000 as such amount may be modified from time to time pursuant to the terms of this Agreement.

     "Facility B Loans" is defined in Section 2.2. hereof.

     "Facility C Commitments" means the obligation of the Lenders under Section
2.3 hereof to make Loans to the Borrowers in an aggregate amount not exceeding $40,000,000 as such amount may be modified from time to time pursuant to the terms of this Agreement.

     "Facility C Loans" is defined in Section 2.3 hereof.

     "Fixed Charge Coverage Ratio" means, with respect to the four most recent fiscal quarters and calculated on the basis of the financial statements submitted with respect to said period pursuant to Section 6.1, the ratio of (i) EBITDA during said period less distributions to the partners of the Borrowers and depreciation of fixed assets during said period to (ii) the sum of Fixed Charges of each of the Borrowers during said period.

     "Fixed Charges" means, for any Person with reference to any period, the sum of (i) the aggregate amount of payments required to be made by such Person during such period in respect of principal on all Indebtedness whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise (other than the Dai-Ichi Indebtedness and Loans that will mature at the end of their Interest Period before the Revolving Credit Termination Date and are not required to be repaid in accordance with an amortization schedule applicable to Loans under Facility B or C), plus (ii) Interest Expense for such period.

     "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

     "Guaranty Agreement" means the Guaranty Agreement dated as of September 6, 1996 in the form of Exhibit E hereto.

     "IBOR" means, with respect to a Eurodollar Loan for a Eurodollar Interest Period, the rate of interest per annum as determined by the Agent (rounded upwards, if necessary to the nearest whole multiple of 1/16 of 1%) at which deposits of United States dollars in immediately available and freely transferable funds would be offered at 9:00 a.m. (Chicago time) two Business Days prior to the commencement of such Eurodollar Interest Period by the principal Nassau office of the Agent to major banks in the interbank market upon request by such major banks for delivery on the first day of, and for a period approximately equal to, such Eurodollar Interest Period and in an amount approximately equal to the amount of the Eurodollar Loan.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) obligations for which such

Person is obligated pursuant to a Guaranty and (vii) obligations for which such Person is obligated pursuant to a letter of credit.

     "Interest Expense" means for any Person for any period, the total interest expense of such Person during such period with respect to its outstanding Indebtedness, including, without limitation, all commissions and other fees and charges owed with respect to Letters of Credit.

     "Interest Period" means a Eurodollar Interest Period or a Domestic Rate Interest Period.

     "Investment" of a Person means any loan, advance, extension of credit (excluding accounts receivable arising in the ordinary course of business), deposit account or contribution of capital or any commitment to contribute capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, notes, debentures or other securities of any other Person made by such Person (including, without limitation, notes payable by such Person).

     "Lending Installation" means any office, branch, subsidiary or affiliate of any Lender.

     "Letter of Credit" means a letter of credit which is issued upon the application of one or both Borrowers and, if applicable, one or more Supporting Subsidiaries.

     "Lien" of a Person means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any property of such Person.

     "Loan" means any of the Facility A Loans, the Facility B Loans or the Facility C Loans.

     "Loan Documents" means this Agreement, the Notes, the Applications and the Security Agreements.

     "LPI Affiliate" means any corporation, partnership, limited liability company or trust of which LPI owns, directly or indirectly, a majority of the securities which have ordinary voting power for the election of directors (in the case of a corporation), a majority of the partnership interests (in the case of a partnership), a majority of ownership (in the case of a limited liability company) or a majority of the beneficial interests (in the case of a trust).

     "LPL" means LaSalle Partners Limited, a Delaware limited partnership.

     "LPML" means LaSalle Partners Management Limited, a Delaware limited partnership.

     "Net Income" means, with respect to any Person for any Period, the net income (or loss) of such Person for such period, determined in accordance with Agreement Accounting Principles.

     "Net Operating Income" means, for the borrowers for any period, their Net Income for such period before all extraordinary items and all interest expense on the Dai-Ichi Indebtedness.

     "Net Worth" means, for the Borrowers, at any time the amount reflected as total partners' capital on the combined consolidated balance sheet of the Borrowers at such time, prepared in accordance with Agreement Accounting Principles ("Partners' Capital") plus the aggregate principal amount of the Dai-Ichi Indebtedness outstanding at such time.

     "Note" means any of the Facility A Notes, the Facility B Notes or the Facility C Notes or any of them.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all reimbursement and other obligations under the Applications and all other obligations of the Borrowers to the Lenders or Agent arising under the Loan Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.

     "Person" means any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which any Borrower or any Affiliate may have any liability.

     "Pledge Agreement" means the Pledge and Security Agreement dated as of September 6, 1996 in the form of Exhibit D hereto.

     "Rate Option" means the following two rate options provided for in Section
2.14 hereof: (a) the Domestic Rate; or (b) the Adjusted IBOR Rate.

     "Receivables" means and includes all of the Borrowers' and the Supporting Subsidiaries' present and future rights to payment for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not they have been earned by performance; proceeds of any letters of credit on which a Borrower or Supporting Subsidiary is named as beneficiary; contract rights; chattel paper; instruments; documents; insurance proceeds; and all such obligations whatsoever owing to a Borrower or Supporting Subsidiary, together with all instruments and all documents of title representing any of the foregoing.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Related Person" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with a Borrower. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities of the controlled Person (if the controlled Person is a corporation) or 20% or more of the partnership or joint venture interests (whether general, limited or both) of the controlled Person (if the controlled Person is a partnership or joint venture) or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership, by contract or otherwise.

     "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more but does not include any amounts payable under Capitalized Leases of such Person.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Internal Revenue Code).

     "Required Lenders" means, as of the date of determination thereof, those Lenders holding at least 66 2/3% of the Commitments or, in the event that no Commitments are outstanding hereunder, holding at least 66 2/3% of the Loans and credit risk on the Letters of Credit outstanding hereunder provided that anytime there are fewer than three Lenders party hereto "Required Lenders" shall mean all the Lenders.

     "Revolving Credit Termination Date" means September 6, 1999 or September 6 of any later year that the Lenders, in their sole discretion, may establish pursuant to Section 2.18 hereof.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Security Agreements" means the Borrowers' Security Agreement, the Subsidiary Security Agreement, the Guaranty Agreement, the

Collateral Assignment of Partnership Interests, the Subsidiary Collateral Assignment of Partnership Interests and the Pledge Agreement.

     "Subsidiary" means a partnership or corporation that, under Agreement Accounting Principles, is included in the consolidated financial statements of LPML or LPL, as the case may be.

     "Subsidiary Collateral Assignment of Partnership Interest" means the Collateral Assignment of Partnership Interest dated as of September 6, 1996 in the form of Exhibit J hereto.

     "Subsidiary Security Agreement" means the Supporting Subsidiary Security Agreement dated as of September 6, 1996 in the form of Exhibit C-2 hereto.

     "Supporting Subsidiary" means all Subsidiaries (whether now or hereafter existing) except for (i) LP International, a Limited Liability Company ("LPI") and the LPI Affiliates and (ii) other Subsidiaries not party to the Subsidiary Security Agreement that do not in the aggregate have outstanding more than 5% of all Receivables owed to the Borrowers and Subsidiaries (excluding LPI and the LPI Affiliates).

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under a Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

     "Unmatured Default" means an event or circumstance that, with passage of time or notice or both, would constitute a Default.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                  THE CREDITS

     Section 2.1. Facility A. Until the Revolving Credit Termination Date, each Lender agrees, on the terms and conditions set forth in this Agreement, to make loans (individually, a "Facility A Loan" and, collectively, the "Facility A Loans") to the Borrowers from time to time in a principal amount requested by either Borrower up to the maximum amount of the Facility A Commitment which each Lender agrees to extend to the Borrowers as set forth opposite such Lender's signature hereto under the heading "Facility A Commitment" or as otherwise provided in Section 10.13 hereof, as such amount may be reduced pursuant hereto. The Facility A Commitments may be utilized by the Borrowers in the form of Facility A Loans and Letters of Credit, all as more fully hereinafter set forth, provided that the aggregate principal amount of Facility A Loans and Letters of Credit outstanding at any one time under Facility A shall not exceed the lesser of (i) the Facility A Commitments and (ii) the Borrowing Base as then determined and computed. During the period from and including the date hereof to but not including the Revolving Credit Termination Date, the Borrowers may use the Facility A Commitments by borrowing, repaying and reborrowing Facility A Loans in whole or in part and/or by having the Agent issue Letters of Credit, having such Letters of Credit expire or otherwise terminate without having been drawn upon or, if drawn upon, reimbursing the Agent for each such drawing, and having the Agent issue new Letters of Credit, all in accordance with the terms and conditions of this Agreement. For purposes of this Agreement, where a determination of the unused or available amount of the Facility A Commitments is necessary, the Facility A Loans, the Facility B Loans and the face amount of all Letters of Credit shall be deemed to utilize the Facility A Commitments. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit under the Facility A Commitments in excess of its Facility A Commitment. Each Borrowing of Facility A Loans shall be made ratably from the Lenders in accordance with their Facility A Commitments.

     Section 2.2. Facility B. Until the Revolving Credit Termination Date, the Borrowers may request the Lenders to make loans (each, a "Facility B Loan" and, collectively, the "Facility B Loans") to the Borrowers from time to time in a principal amount requested by either Borrower. In making such a request a Borrower shall submit to the Lenders an explanation of the use of such Loan and if all Lenders, in their reasonable discretion (based on each such Lender's then existing policies and guidelines concerning the types of activities and transactions it is then willing to finance and such other criteria as such Lender deems relevant), agree to provide the requested financing for such use, the Lenders shall make the requested Loan and the amount thereof shall be a use of the Facility B Commitments. In no event shall the Lenders be obligated to make any such requested Loan for a use that any Lender does not approve in its reasonable discretion. The maximum amount of the Facility B Commitment which each Lender agrees to consider extending to the Borrowers shall be as set forth opposite such Lender's signature hereto under the heading "Facility B Commitment" or as otherwise provided in Section 10.13 hereof, as such amount may be reduced pursuant hereto. The Facility B Commitment may be utilized by the Borrowers in the form of Facility B Loans, all as more fully hereinafter set forth, provided that the aggregate principal amount of Facility B Loans outstanding at any one time shall not exceed the Facility B Commitments and the sum of the aggregate principal amount of Facility A Loans and Letters of Credit outstanding under Facility A plus the aggregate principal amount of Facility B Loans outstanding at any one time shall not exceed the Facility A Commitments. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit under the Facility B Commitments in excess of its Facility B Commitment. Each Borrowing of Facility B Loans shall be made ratably by the Lenders in accordance with their Facility B Commitments. Notwithstanding the foregoing, each Lender agrees on the date hereof to advance its pro rata share of the Facility B Loans listed on Schedule VIII hereto (the "Initial Facility B Loans"). Until the Revolving Credit Termination Date, on the last day of an Interest Period for any Borrowing of Initial Facility B Loans or any other Facility B Loans, each Lender agrees, on the terms and conditions set forth in this Agreement (and subject to any mandatory prepayment of a Facility B Loan pursuant to Section 2.16(c) or any other provision of this Agreement), to make a new Facility B Loan in an amount up to but not greater than the principal amount of its outstanding Facility B Loan maturing on such date; provided that (i) on each June 15 the Borrowers shall repay one-fourth (1/4th) of the original principal amount of each Facility B Loan outstanding on the immediately preceding March 31 (other than the Initial Facility B Loans) with the aggregate principal amount of all Facility B Loans not sooner paid due and payable on the Revolving Credit Termination Date and (ii) the Borrowers shall repay the Initial Facility B Loans in accordance with the amortization schedule set forth on
Schedule VIII. In order to so repay the Facility B Loans in accordance with clauses (i) and (ii) of the preceding sentence, the Borrowers shall select Eurodollar Interest Periods that end on or before the dates for such payments or have outstanding Domestic Rate Loans in an amount sufficient so that all such required payments may be made on or before the required payment dates through repayments of Domestic Rate Loans or repayments of Eurodollar Loans on the last day of their Interest Periods, without refunding such Eurodollar Loans with new Facility B Loans, and not through repayments of Eurodollar Loans before the last day of their then applicable Interest Periods.

     Section 2.3. Facility C. Until the Revolving Credit Termination Date, each Lender agrees, on the terms and conditions set forth in this Agreement, to make loans (each, a "Facility C Loan" and, collectively, the "Facility C Loans") to the Borrowers from time to time in a principal amount requested by either Borrower. The maximum amount of the Facility C Commitment which each Lender agrees to extend to the Borrowers shall be as set forth opposite such Lender's signature hereto under the heading "Facility C Commitment" or as otherwise provided in Section 10.13 hereof, as such amount may be reduced pursuant hereto. The Borrowers may use the Facility C Commitments by borrowing, repaying and reborrowing Facility C Loans in whole or in part as more fully set forth herein, provided that the aggregate principal amount of Facility C Loans outstanding at any one time shall not exceed the Facility C Commitments. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit under the Facility C Commitments in excess of its Facility C Commitment. Each Borrowing of Facility C Loans shall be made ratably by the Lenders in accordance with their Facility C Commitments. On each June 15 occurring after the earlier to occur of (i) the date two years after the date hereof and (ii) the date on which the Borrowers shall have borrowed more than 50% of the Facility C Commitments (without giving effect to any repayments thereof), the Borrowers shall repay one-seventh (1/7th) of the original principal amount of each Facility C Loan outstanding on the immediately preceding March 31 with the aggregate principal amount of all Facility C Loans not sooner paid due and payable on the Revolving Credit Termination Date. In order to so repay the Facility C Loans in accordance with clauses (i) and (ii) of the preceding sentence, the Borrowers shall select Eurodollar Interest Periods that end on or before the dates for such payments or have outstanding Domestic Rate Loans in an amount sufficient so that all such required payments may be made on or before the required payment dates through repayments of Domestic Rate Loans or repayments of Eurodollar Loans on the last day of their Interest Periods, without refunding such Eurodollar Loans with new Facility C Loans, and not through repayments of Eurodollar Loans before the last day of their then applicable Interest Periods.

     Section 2.4. Letters of Credit.

     (a) General Terms. Subject to the terms and conditions hereof, the Facility A Commitments may be availed of by the Borrowers in the form of standby letters of credit issued by the Agent at the application of either or both Borrowers and, if applicable, one or more Supporting Subsidiaries (individually a "Letter of Credit" and collectively the "Letters of Credit"), provided that each requested Letter of Credit is in a form acceptable to the Agent and the aggregate amount of Letters of Credit issued and outstanding hereunder shall not at any time exceed $5,000,000. Notwithstanding anything herein to the contrary, those letters of credit listed and described on Schedule VI hereto previously issued by Harris Trust and Savings Bank for the account of the Borrowers (each, an "Existing L/C") shall each constitute a "Letter of Credit" hereunder for all purposes of this Agreement to the same extent, and with the same force and effect, as if such Existing L/Cs had been issued at the request of a Borrower hereunder. For purposes of this Agreement, a Letter of Credit shall be deemed outstanding as of any time in an amount equal to the maximum amount which could be drawn thereunder under any circumstances and over any period of time. If and to the extent any Letter of Credit expires or otherwise terminates without having been drawn upon, the availability under the Facility A Commitments shall to such extent be reinstated. The Letters of Credit shall be issued by the Agent, but each Lender shall be obligated to reimburse the Agent for such Lender's pro rata share of the amount of each draft drawn under a Letter of Credit in accordance with this Section 2.4 and, accordingly, each Letter of Credit shall be deemed to utilize the Facility A Commitments of all Lenders pro rata.

     (b) Term. Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) twelve (12) months from the date of issuance (or be cancelable not later than twelve (12) months from the date of issuance and each renewal) or (ii) the Facility A Revolving Credit Termination Date. In the event the Agent issues any Letter of Credit with an expiration date that is automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the

Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Revolving Credit Termination Date, (ii) the Facility A Commitments have terminated or (iii) an Event of Default exists and the Required Lenders have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit.

     (c) General Characteristics. Each Letter of Credit issued hereunder shall be payable in U.S. Dollars, conform to the general requirements of the Agent for the issuance of such a letter of credit as to form and substance, and be a letter of credit which the Agent may lawfully issue.

     (d) Applications. At the time either Borrower requests a Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit in the case of a continuing application), such Borrower shall execute and deliver to the Agent an application for such Letter of Credit in the form then customarily prescribed by the Agent (individually an "Application" and collectively the "Applications"). As set forth in Section 10.2, each Borrower shall be jointly and severally liable under each such application for a Letter of Credit executed by any Borrower. Subject to the other provisions of this subsection, the obligation of the Borrowers to reimburse the Agent for drawings under a Letter of Credit shall be governed by the Application for such Letter of Credit. Anything contained in the Applications to the contrary notwithstanding, (i) in the event the Agent is not reimbursed by the Borrowers for the amount the Agent pays on any drawing under a Letter of Credit issued hereunder by 11:00 a.m. (Chicago time) on the date when such drawing is paid, the Borrowers shall be deemed to have requested a Domestic Rate Loan in the amount of such reimbursement obligation, (ii) the Borrowers shall pay fees in connection with each Letter of Credit as set forth in Section 2.17 hereof, (iii) prior to the occurrence of a Default or an Event of Default the Agent will not call for additional collateral security for the obligations of the Borrowers under the Applications other than the collateral security contemplated by this Agreement and the Security Agreements, and (iv) prior to the occurrence of a Default or an event of Default the Agent will not call for the funding of a Letter of Credit by such Borrower prior to being presented with a drawing thereunder (or, in the event a time draft is presented, prior to its due date).

     (e) Participations in Letters of Credit. Each Lender shall participate on a pro rata basis in accordance with its Facility A Commitment in the Letters of Credit issued by the Agent, which participation shall automatically arise upon the issuance of each Letter of Credit. Each Lender unconditionally agrees that in the event the Agent is not immediately reimbursed by the applicable Borrower for the amount paid by the Agent on any draft presented under a Letter of Credit, then in that event such Lender shall pay to the Agent such Lender's pro rata share of the amount of each draft so paid and in return such Lender shall automatically receive an equivalent percentage participation in the rights of the Agent to obtain reimbursement from such Borrower for the amount of such draft, together with interest thereon as provided for herein. The obligations of the Lenders to the Agent under this subsection shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting the Borrowers' obligations under each Application, to the extent the Borrowers are relieved from their obligation to reimburse the Agent for a drawing under a Letter of Credit because of the Agent's gross negligence or willful misconduct in determining that documents received under a Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against either Borrower, the Agent, any other Lender or any other party whatsoever. In the event that any Lender fails to honor its obligation to reimburse the Agent for its pro rata share of the amount of any such draft, then in that event (i) each other Lender shall pay to the Agent its pro rata share of the payment due the Agent from the defaulting Lender, (ii) the defaulting Lender shall have no right to participate in any recoveries from such Borrower in respect of such draft and (iii) all amounts to which the defaulting Lender would otherwise be entitled under the terms of this Agreement or any of the other Loan Documents shall first be applied to reimbursing the Lenders for their respective pro rata shares of the defaulting Lender's portion of the draft, together with interest thereon as provided for herein. Upon reimbursement to the other Lenders (pursuant to clause
(iii) above or otherwise) of the amount advanced by them to the Agent in respect of the defaulting Lender's share of the draft together with interest thereon, the defaulting Lender shall thereupon be entitled to its participation in the Agent's right of recovery against the applicable Borrower in respect of the amount paid by the Agent under the Letter of Credit.

     Section 2.5. Rate Options; Payment on Last Day of Interest Period. The Loans may be Domestic Rate Loans or Eurodollar Loans, or a combination thereof, selected by the Borrowers in accordance with Section 2.9. Each Loan shall be paid in full by the Borrowers on the last day of the Interest Period applicable thereto or, if earlier, on the Revolving Credit Termination Date.

     Section 2.6. Optional Principal Payments. The Borrowers may from time to time prepay Domestic Rate Loans in whole or in part, without premium or penalty, upon notice to the Lender not later than 12:00 noon Chicago time on the day of such prepayment (which shall be a Business Day). Any such partial prepayment of Domestic Rate Loans outstanding under Facility A shall be in a minimum aggregate amount of $100,000, or any integral multiple thereof. Any such partial prepayment of Domestic Rate Loans outstanding under Facility B or Facility C shall be in a minimum aggregate amount of $500,000, and in integral multiples of $100,000. A Eurodollar Loan may not be paid prior to the last day of the applicable Interest Period.

     Section 2.7. Reduction of Commitments. The Borrowers may permanently reduce the Commitments under any Facility, in whole or in part, and in integral multiples of $5,000,000 if in part, upon at least five Business Days' joint written notice to the Agent, which shall specify the amount of any such reduction and the applicable Facility, provided, however, that the amount of the Commitments under a Facility may not be reduced below an amount such that the outstanding principal amount of the Loans and the aggregate undrawn face amount of outstanding Letters of Credit under such Facility would exceed the Commitments under such Facility as so reduced.

     Section 2.8. Disbursement of Loans. Not later than 1:30 p.m. (Chicago time) on each Borrowing Date, each Lender shall, subject to Article IV, make available its Loan in funds immediately available in Chicago, Illinois at the principal office of the Agent, except to the extent such Borrowing is a reborrowing, in whole or in part, of the principal amount of a maturing Borrowing of Loans (a "Refunding Borrowing"), in which case each Lender shall record the Loan made by it as a part of such Refunding Borrowing on its books and records or on a schedule to its applicable Note, as provided in Section 2.13, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Loan through the proceeds of such new Loan. The Agent shall make the proceeds of each Borrowing available to the applicable Borrower at the Agent's principal office in Chicago, Illinois.

     Section 2.9.  Method of Selecting Rate Options and Interest Periods.

     (a) Notice to Agent. The Borrowers shall select the Rate Options and Interest Periods applicable to each Loan from time to time. An Authorized Person designated by a Borrower shall give telecopy or telephonic notice (a "Borrowing Notice") to the Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) not later than (i) 12:00 noon Chicago time on the Borrowing Date for each Domestic Rate Loan and
(ii) 10:00 a.m. Chicago time three Business Days before the Borrowing Date for each Eurodollar Loan, specifying:

          (i) the Borrower to which the Borrowing is to be made,

          (ii) the Borrowing Date, which shall be a Business Day, of such Borrowing,

          (iii) the amount of such Borrowing,

          (iv) the Rate Option selected for such Borrowing,

          (v) the Facility under which such Borrowing shall apply, and, in the case of Facility C Loans a description of the proposed Investment or Acquisition to be financed with such Loan, and

          (vi) in the case of each Eurodollar Loan, the Interest Period applicable thereto.

The Borrowers may not select with respect to Eurodollar Loans for any Facility an Interest Period that extends beyond the Revolving Credit Termination Date.

     (b) Notice to the Lenders. The Agent shall give prompt telephonic, telex or telecopy notice to each of the Lenders of any borrowing request received pursuant to Section 2.9(a) and, if such notice requests the Lenders to make Eurodollar Loans, the Agent shall give notice to the Borrower and each of the Lenders by like means of the interest rate applicable thereto promptly after the Agent has made such determination.

     (c) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct.

     Section 2.10. Minimum Amount of Each Loan. Each Loan shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Domestic Rate Loan under the Facility A Commitments may be in the aggregate amount of the unused portion of the Facility A Commitments and any Facility A Loan may be in the amount of a drawing paid under a Letter of Credit.

     Section 2.11. Rate After Maturity. Except as provided in the next sentence, any Loan not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Domestic Rate plus 3% per annum. In the case of a Eurodollar Loan the maturity of which is accelerated, such Eurodollar Loan shall bear interest, for the remainder of the applicable Interest Period, at the higher of the rate otherwise applicable to such Interest Period plus 3% per annum or the Domestic Rate plus 3% per annum.

     Section 2.12. Place and Application of Payments. All amounts payable under this Agreement by the Borrowers shall be made to the Agent by no later than 12:00 noon (Chicago time) at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrowers) for the benefit of the Lenders. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or fees ratably to the Lenders and like funds relating to the payment of any other amount payable to the Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

     Section 2.13. The Notes. (a) Each Facility A Loan made to a borrower by a Lender shall be evidenced by a single promissory note of the Borrowers payable to such Lender in the amount of its Facility A Commitment and otherwise in the form of Exhibit A-1 hereto. Each such promissory note is hereinafter referred to as a "Facility A Note" and collectively as the "Facility A Notes".

     (b) Each Facility B Loan made to a Borrower by a Lender shall be evidenced by a single promissory note of the Borrowers payable to such Lender in the amount of its Facility B Commitment and otherwise in the form of Exhibit A-2 hereto. Each such promissory note is hereinafter referred to as a "Facility B Note" and collectively as the "Facility B Notes".

     (c) Each Facility C Loan made to a Borrower by a Lender shall be evidenced by a single promissory note of the Borrowers payable to such Lender in the amount of its Facility C Commitment and otherwise in the form of Exhibit A-3 hereto. Each such promissory note is hereinafter referred to as a "Facility C Note" and collectively as the "Facility C Notes".

     (d) Each Lender shall record on its books and records or on a schedule to its Note the amount of each Loan made by it to a Borrower, all payments of principal and the principal balance from time to time outstanding thereon, the type of such Loan and, for any Eurodollar Loan, the Interest Period and interest rate applicable thereto; provided that upon the transfer of any Note all such amounts shall be recorded on a schedule to such Note. The record thereof, whether shown on such books and records of a Lender or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Loans together with accrued interest thereon. At the request of any Lender and upon such Lender tendering to the Borrowers the Note to be replaced, the Borrowers shall furnish a new Note to such Lender to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 2.14. Applicable Interest Rates.

     (a) Domestic Rate Loans. Each Domestic Rate Loan made by a Lender shall bear interest (computed (x) on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed or (y), at all times that the Domestic Rate is based on the rate described in clause (B) of the definition thereof, on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Domestic Rate from time to time in effect, payable quarterly in arrears on the last day of each March, June, September and December and on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise).

     (b) Eurodollar Loans. Each Eurodollar Loan made by a Lender shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the applicable Eurodollar Margin plus the Adjusted IBOR Rate applicable to such Loan, payable on the last day of the applicable Interest Period, at maturity (whether by acceleration or otherwise) and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the date such Loan is made.

     Section 2.15. Lending Installation. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Note issued to a Lender shall be deemed held by such Lender for the benefit of such Lending Installation. Subject to Section 3.5, a Lender may, by notice to the Borrowers, designate a Lending Installation through which Loans will be made by it and for whose account payments on Loans are to be made.

     Section 2.16. Mandatory Prepayments.

     (a) Borrowing Base Deficiency. Each Borrower covenants and agrees that if at any time the sum of the aggregate principal amount of outstanding Facility A Loans plus the then outstanding amount of Letters of Credit shall be in excess of the Borrowing Base as then determined and computed, the Borrowers shall immediately and without notice or demand pay over the amount of the excess to the Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Facility A Loans until payment in full thereof with any remaining balance to be held by the Agent as collateral security for the Obligations owing under the Applications.

     (b) Cleanup Period. During each four month period commencing October 1 of each year to and including February 1 of the following year, the Borrowers shall reduce the Obligations (other than Letters of Credit) outstanding under the Facility A Commitments to zero for a period of 30 consecutive days.

     (c) Acquisitions and Investments. On the day either Borrower receives proceeds from the sale of all or any portion of any Investment or Acquisition which was purchased or acquired with the proceeds of any Facility B Loan or Facility C Loan or from a prepayment of Notes or a liquidating dividend, the Borrowers shall make a mandatory prepayment of the Loans the proceeds of which were used to purchase or acquire such Investment or Acquisition to be applied to the installments due on such Loan in the inverse order of maturity and thereafter any remaining proceeds (net of taxes) shall be applied pro rata to the installments of all other Facility B and Facility C Loans then outstanding (except that the Borrowers may retain any such remaining proceeds that may be derived from the direct or indirect sale of the Borrowers' interest in the New Shorewood LP).

     Section 2.17.  Fees.

     (a) Commitment Fee. For the period from and including the date hereof to but not including the applicable Revolving Credit Termination Date, the Borrowers shall pay to the Agent for the account of the Lenders a commitment fee at the rate of 0.15% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily unused portion of the Facility A Commitments and the Facility C Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing September 30, 1996) and on the Revolving Credit Termination Date.

     (b) Letter of Credit Fees. On the last day of each calendar quarter, commencing on September 30, 1996, the Borrowers shall pay to the Agent for the pro rata account of the Lenders a letter of credit fee computed at the rate of 0.50% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the daily average face amount of Letters of Credit outstanding during such quarter. In addition to the letter of credit fee called for above, the Borrowers further agree to pay to the Agent for its own account such processing and transaction fees and charges as the Agent from time to time customarily imposes in connection with any amendment, cancellation, negotiation and/or payment of letters of credit and drafts drawn thereunder.

     (c) Agent's Fee. The Borrowers shall pay to the Agent, for its own use and benefit, an Agent's fee as mutually agreed upon by the Borrowers and the Agent.

     Section 2.18. Discretionary Extension of Revolving Credit Termination Date. On or before June 1, 1998, the Borrowers may request in writing to the Agent a two year extension of the Revolving Credit Termination Date. The Agent will promptly give notice thereof to the Lenders. The Lenders will notify the Borrowers in writing by August 1, 1998, whether they agree to provide such extension of the Revolving Credit Termination Date. If a Lender fails to notify the Borrowers or notifies them that no such extension will take place, the Revolving Credit Termination Date will take place as scheduled. If each Lender notifies the Borrowers that they agree to such extension, the Revolving Credit Termination Date will automatically be extended to September 6, 2001.


                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES

     Section 3.1. Yield Protection. If any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance of any Lender with such,

          (i) subjects a Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrowers (excluding taxation of the overall net income of such Lender or applicable Lending Installation), or changes the oasis of taxation of payments to such Lender in respect of its Loans or other amounts due it hereunder, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit, capital, or similar requirement against assets of, deposits with or for the account of, commitments of, or credit extended by, such Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Loans), or

          (iii) imposes any other condition the result of which is to increase the cost to a Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by such Lender or any applicable Lending Installation in connection with loans, or requires a Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender (which demand shall set forth in reasonable detail the basis for, and a computation of, the amount thereof), the Borrowers shall pay such Lender that portion of such increased expense incurred or reduction in an amount received, or (in the case of a capital requirement) pay to such Lender such amount as shall compensate such Lender for the reduction in its return on capital caused by such requirement, which such Lender reasonably determines is attributable to making, funding and maintaining its Loans and its Commitments.

     Section 3.2. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Eurodollar Loans or to give effect to its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrowers, with a copy to the Agent, and such Lender's obligations to make or maintain Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrowers shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrowers may then elect to borrow the principal amount of the affected Eurodollar Loan from such Lender by means of a Domestic Rate Loan from such

Lender that shall not be made ratably by the Lenders but only from such affected Bank.

     Section 3.3 Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, IBOR. If on or before the first day of any Interest Period for any Borrowing of Eurodollar Loans:

          (a) the Agent determines that deposits (in the applicable amount) are not being offered to it in the eurodollar interbank market for such Interest Period, or

          (b) Lenders having 50% or more of the aggregate amount of the Commitments advise the Agent that IBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurodollar Loans for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.

     Section 1.4. Funding Indemnity. If any Lender incurs any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense in the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or in relending or reinvesting such deposits or amounts paid or prepaid to such Lender) as a result of:

          (a) any payment or prepayment of a Eurodollar Loan on a date other than the last day of its Interest Period,

          (b) any failure (because of a failure to meet the conditions of Article IV or otherwise) by the Borrowers to borrow a Eurodollar Loan on the date specified in a notice given pursuant to Section 2.8, or

          (c) any acceleration of the maturity of a Eurodollar Loan,

then, upon the demand of such Lender, the Borrower shall pay to the Lender such amount as will reimburse the Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrowers (with a copy to the Agent) a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail and the amount shown on such certificate, if reasonably calculated, shall be conclusive.

     Section 3.5. Lender Certificate; Survival of Indemnity. To the extent reasonably possible, a Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to the Lender under

Section 3.1 or to avoid the unavailability of a Rate Option under Section 3.3, so long as such designation is not disadvantageous to the Lender. A certificate of the Lender as to the amount due under Section 3.1 or 3.4 shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though the Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Adjusted IBOR applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the certificate shall be payable on demand after receipt by the Borrowers of the certificate. The obligations of the Borrowers under Sections 3.1 and 3.4 shall survive payment of the Obligations and termination of this Agreement.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

Section 4.1. Effectiveness of Agreement.

     (a) This Agreement shall only become effective when, and the Lenders shall not be required to make the initial Loan hereunder and the Agent shall not be required to issue the initial Letter of Credit unless, the Borrowers have furnished to the Agent for each Lender:

          (i) Copies of the partnership agreements of each Borrower and supporting Subsidiary that is a partnership, certified by a general partner or other duly authorized officer thereof to be a true, correct and complete copy thereof.

          (ii) Copies, certified by the secretary or assistant secretary of each Supporting Subsidiary that is a corporation, and of each corporate general partner in the case of each Borrower and each Supporting Subsidiary that is a partnership having a corporation as its general partner, of its board of directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Lender) authorizing the execution of the Loan Documents.

          (iii) Certificates, executed by a general partner of each Borrower and each Supporting Subsidiary that is a partnership, and by the secretary or assistant secretary of each Supporting Subsidiary that is a corporation, and of each corporate general partner in the case of each Borrower and each Supporting Subsidiary that is a partnership having a corporation as its general partner, which shall identify by name and title and bear the signature of the partners or officers authorized to sign the Loan Documents and of the Authorized Persons and which shall designate the Authorized Persons.

          (iv) A written opinion of Hagan & Associates and GoodSmith, Gregg & Unruh or other counsel to the Borrowers and Supporting Subsidiaries acceptable to the Lenders, addressed to the Lenders in substantially the form of Exhibit B-1 and B-2 hereto.

          (v) Such Lender's Notes executed by the Borrowers.

          (vi) An executed copy of each Security Agreement together with any financing statements requested by the Agent in connection therewith.

          (vii) An executed Borrowing Base certificate in the form attached hereto as Exhibit G showing the computation of the Borrowing Base in reasonable detail as of the close of business on July 30, 1996.

          (viii) The Liens granted to the Agent under the Security Agreements shall have been perfected in a manner satisfactory to each Lender and the Agent shall have a perfected security interest in the investments listed under Item 1 on Schedule VII hereto.

          (ix) The Borrowers shall have terminated the Amended and Restated Credit Agreement dated as of June 15, 1994 among the Borrowers and Harris Trust and Savings Bank, all amounts payable thereunder shall have been paid or shall be paid with the proceeds of the first Borrowing hereunder and Harris Trust and Savings Bank shall have released any Liens granted to it by the Borrowers and any Supporting Subsidiary (by executing below Harris Trust and Savings Bank waives compliance with the requirement for notice of termination of the "Commitments" thereunder).

          (x) DSA-LSPL, Inc. and DSA-LSAM, Inc. shall have consented to the terms hereof in form and substance satisfactory to the Lenders.

          (xi) Such other documents as the Agent or Its counsel may have reasonably requested.

     Section 4.2. Each Loan. The Lenders shall not be required to make any Loan nor shall the Agent be obligated to issue any Letter of Credit unless on the applicable Borrowing Date:

          (a) There exists no Default or, solely in the case of a Loan that would increase the aggregate principal amount of all outstanding Loans (after giving effect to any concurrent repayment of Loans) or the increase in or issuance of a Letter of Credit, Unmatured Default; provided that notwithstanding Section 2.9, at any time that an Unmatured Default exists the Borrowers may not request a Eurodollar Loan and all Loans made while an Unmatured Default exists shall be made as Domestic Rate Loans.

          (b) In the case of a Loan that would increase the aggregate principal amount of all outstanding Loans (after giving effect to any concurrent repayment of Loans) or the increase in or issuance of a Letter of Credit, the representations and warranties contained in Article V are true and correct as of such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement.

          (c) All legal matters incident to the making of such Loan shall be satisfactory to the Lenders and their counsel.

          (d) Taking into account such Loan, no prepayment would be required under Section 2.16.

          (e) The aggregate outstanding principal amount of all Facility A Loans and the aggregate face amount of all outstanding Letters of Credit shall not exceed the lesser to the Facility A Commitments then in effect and the Borrowing Base as then computed and determined.

          (f) The aggregate outstanding principal amount of all Facility A Loans and the aggregate face amount of all outstanding Letters of Credit plus the aggregate principal amount of all Facility B Loans shall not exceed the Facility A Commitments then in effect.

          (g) In the case of the issuance of any Letter of Credit, the Agent shall have received a properly completed Application therefor together with the fees called for hereby.

     Each Borrowing Notice with respect to each Loan shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 4.2(a), (b), (d) and, if applicable, (e) have been satisfied (and each request by a Borrower for the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 4.2 (a), (b), (d) and (e) for making a Loan on the date of issuance of the Letter of Credit have been satisfied).

     Section 4.3. New Supporting Subsidiary. As a condition to any Subsidiary becoming a Supporting Subsidiary after the date hereof, the Borrowers shall have delivered or caused such Subsidiary to deliver to the Agent for each Lender the following documentation:

          (i) Copies of the partnership agreements of such Subsidiary, certified by a general partner or other duly authorized officer thereof to be a true, correct and complete copy thereof.

          (ii) Copies, certified by the secretary or assistant secretary of each corporate general partner (if any) of such Subsidiary of its board of directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Lender) authorizing the execution of the Loan Documents to which such Subsidiary, as a Supporting Subsidiary, is a party.

          (iii) Certificates, executed by a general partner of such Subsidiary and by the secretary or assistant secretary of each corporate general partner of such Subsidiary (if any), which shall identify by name and title and bear the signature of the partners or officers authorized to sign the Loan Documents to which such Subsidiary, as a Supporting Subsidiary, is a party.

          (iv) A written opinion of Hagan & Associates or other counsel to such Subsidiary acceptable to the Lenders, addressed to the Lenders in form and substance substantially similar to the opinions expressed in Exhibits B-1 and B-2 with respect to the Supporting Subsidiaries.

          (v) A duly executed Assumption and supplemental Security Agreement in the form attached as Exhibit A to the Subsidiary Security Agreement.

          (vi) A duly executed Assumption and Supplemental Guaranty Agreement in the form attached as Exhibit A to the Guaranty Agreement.

          (vii) Financing statements duly executed by such subsidiary and duly filed in all jurisdictions in which, in the judgment of the Agent, the same are required to be filed in order to perfect the security interests created by such Subsidiary, as a Supporting Subsidiary, under the Subsidiary Security Agreement.

          (viii) Current searches in such Uniform Commercial Code filing offices as the Agent shall require, prepared by independent search companies acceptable to the Agent, evidencing no filings against any of the collateral pledged by such Subsidiary as a Supporting Subsidiary, under the Security Documents.

          (ix) Such other documents as the Agent or Its counsel may have reasonably requested.


                                   ARTICLE V

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

     The Borrowers represent and warrant to the Lenders that:

     Section 5.1. Existence and Standing. Each of the Borrowers is a limited partnership duly formed, validly existing and (where applicable) in good standing under the laws of its jurisdiction of formation, and all such partnerships have the requisite authority to conduct their businesses in each jurisdiction in which conducted where the failure to have such authority could have a material adverse effect on the business, financial condition or results of operations of such entity. The general partners of LPL and LPML are limited partnerships duly formed, validly existing and in good standing under the laws of the jurisdiction of their formation.

     Section 5.2. Authorization and Validity. The Borrowers have the power and authority and legal right to execute and deliver the Loan Documents to which they are parties and to perform their obligations thereunder. The execution and delivery by the Borrowers of the Loan Documents to which they are parties and the performance of their obligations thereunder have been duly authorized by appropriate corporate or partnership proceedings and the Loan Documents executed by the Borrowers constitute legal, valid and binding obligations of the Borrowers enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     Section 5.3. Compliance with Laws and Contracts; Senior Liabilities. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrowers, the partnership agreement of any Borrower or the provisions of any indenture, instrument or agreement to which any Borrower is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted under Section 6.15(g) hereof) in, of or on the property of any Borrower pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents except for filings and recordings of such financing statements executed by the Borrowers and Supporting Subsidiaries and delivered to the Agent required in connection with perfection of the security interests and Liens granted pursuant to the Security Agreements. The Obligations are and shall at all times constitute "Senior Liabilities" as defined in Section 5 of each of the promissory notes evidencing the Dai-Ichi Indebtedness and are entitled to all of the benefits of the subordination provisions in such Section 5.

     Section 5.4. Financial Statements. The December 31, 1995 combined financial statements of LPL and LPML and their Subsidiaries heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles and fairly present the financial condition and operations of LPL and LPML and their Subsidiaries at such date and the results of their operations for the period then ended.

     Section 5.5. Material Adverse Change. No material adverse change in the business, financial condition, prospects or results of operations of the Borrowers has occurred since the date of the financial statements referred to in
Section 5.4 (except changes representing customary cyclical trends of the Borrowers within the fiscal year and consistent with historical performance).

     Section 5.6. Taxes. The Borrowers and the Affiliates have filed all United States federal tax returns and all other tax returns, if any, which were required to be filed and have paid all taxes, if any, due and payable by them pursuant to said returns or pursuant to any assessment received by the Borrowers or any Affiliate, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrowers and the Affiliates in respect of any taxes or other governmental charges are adequate.

     Section 5.7. Litigation. There is no proceeding pending or, to the knowledge of any of the Borrowers, threatened against or affecting any Borrower or any Affiliate or their assets which has a reasonable possibility of materially adversely affecting the business, financial condition or results of operations of any Borrower or Supporting Subsidiary or of the Borrowers and the Affiliates, taken as a whole, or the ability of any Borrower or any Supporting Subsidiary to perform its obligations under the Loan Documents.

     Section 5.8. Affiliates. Schedule "II" hereto contains an accurate list of the Affiliates, setting forth their respective jurisdictions of formation or incorporation, the partners or shareholders thereof and the percentages of their respective partnership or shareholder interests.

     Section 5.9.  ERISA.  Neither the Borrower nor any Affiliate has a Plan.

     Section 5.10. Accuracy of Information. No information, exhibit or report furnished by any Borrower to the Lender in connection with a Loan or the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     Section 5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of any Borrower or Affiliate which are subject to any limitation on their sale or pledge, or any other restriction, under any Loan Document.

     Section 5.12. Material Agreements. None of the Borrowers nor any Affiliate is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise). None of the Borrowers nor any Affiliate is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default might have a material adverse effect on the business, properties or assets, operations, or condition (financial or otherwise) of any of the Borrowers or Supporting Subsidiaries or of the Borrowers and the Affiliates taken as a whole or (ii) any agreement or instrument evidencing or governing Indebtedness of any of the Borrowers or Supporting Subsidiaries.

     Section 5.13. Approvals. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, or any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance of the Loan Documents by the Borrowers except for such approvals and consents which have been obtained and are in full force and effect.

     Section 5.14. Subordinated Indebtedness. The subordination provisions of the Dai-Ichi Indebtedness (including, without limitation, the subordination of any Liens granted the holders of the Dai-Ichi Indebtedness) are enforceable against the Borrowers and the holders thereof, and all Loans, reimbursements obligations under Letters of Credit, and interest thereon are within the definition of "Senior Liabilities" under the notes evidencing the Dai-Ichi Indebtedness.


                                   ARTICLE VI

                                   COVENANTS

     During the term of this Agreement, unless the Lenders shall otherwise consent in writing:

     Section 6.1. Financial Reporting. The Borrowers will maintain and cause each Affiliate to maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

     (a) By March l of each calendar year, preliminary fiscal year end financial statements for LPL, LPML and their Subsidiaries for the preceding fiscal year, and as soon as available but in no event later than 120 days after the close of each fiscal year, an unqualified audit report certified by independent certified public accountants, reasonably acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a combined basis for LPL and LPML and their Subsidiaries including balance sheets as of the end of such period, related profit and loss, reconciliation of surplus and cash flow statements, accompanied by any management letter prepared by said accountants (whether for the partners or any committee of the partners) and by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default with respect to Sections 6.10, 6.11, 6.12, 6.13, 6.14, 6.16, 6.17, 6.18, 6.19,
6.20, 6.21, 6.22, 7.12 and 7.13 of this Agreement, or if, in the opinion of such accountants, any such Default or Unmatured Default shall exist, stating the nature and status thereof.

     (b) As soon as available but in no event later than 60 days after the close of the first, second and third quarterly periods of each fiscal year, on a consolidated basis for LPL and LPML and their Subsidiaries, unaudited balance sheets as at the close of each such period and profit and loss and reconciliation of surplus statements for the period from the beginning of such fiscal year to the end of such quarter, all certified on behalf of the Borrowers by the chief financial officers or treasurers (or designees acceptable to the Lenders) of the Borrowers.

     (c) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit F hereto signed on behalf of the Borrowers by the chief financial officers or treasurers (or designees acceptable to the Lenders) of the Borrowers, showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof, and describing any existing or anticipated material adverse change from the cash flow projections delivered pursuant to clause (g) below for the period covered by such compliance certificate.

     (d) Within 20 days after the close of each calendar month, a Borrowing Base Certificate in the form of Exhibit G hereto executed by an Authorized Person of either Borrower, showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such month.

     (e) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Plan (if any), certified as correct by an actuary enrolled under ERISA.

     (f) As soon as possible and in any event within 10 days after either Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by a partner or chief financial officer of such Borrower, describing said Reportable Event and the action which it proposes to take with respect thereto.

     (g) By March 31 of each calendar year a business plan for the then current fiscal year and a projection by the Borrowers of their combined cash flows for the current fiscal year, and promptly upon experiencing any material adverse change from such projected cash flows a written description of such change.

     (h) Promptly after execution of any amendment to the partnership agreement of either Borrower a true and correct copy of such amendment.

     (i) Such other information (including non-financial information) as any Lender may from time to time reasonably request.

     Section 6.2. Use of Proceeds. The Borrowers will use the proceeds of the Loans under Facility A solely for general business purposes. The proceeds of Loans under Facility B and Facility C will be used solely to fund Investments and Acquisitions permitted under Section 6.13(k) or (l) or consented to by the Required Lenders, in their absolute discretion, after receipt of pro forma financial information of the type described in Section 6.13(1) and such other information as any Lender may request (or, in the case of Facility B, any other use consented to by the Lenders in their absolute discretion). The Borrowers will not, nor will they permit any of their Affiliates to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U) or to make any other Acquisition or for any purpose other than as set forth in the preceding two sentences. In no event will any proceeds from Loans be used, directly or indirectly, to pay any of the principal of the Dai-Ichi Indebtedness, all such payments to be made exclusively from capital contributions made to LPL and LPML by their partners.

     Section 6.3. Notice of Default. The Borrowers will, and will cause each of their Affiliates to, give prompt notice in writing to each Lender of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which has a reasonable possibility of having a material adverse effect on its business, properties or affairs or the ability of the Borrowers to repay the Obligations.

     Section 6.4. Conduct of Business. The Borrowers will, and will cause each of their Affiliates to, carry on and conduct their business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, or has been conducted, by the Borrowers and their Affiliates and do all things necessary to remain validly existing and, where applicable, in good standing in its jurisdiction of incorporation or formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     Section 6.5. Taxes. The Borrowers will, and will cause each of their Affiliates to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property to the extent payable by the Borrowers or any of their

Affiliates, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     Section 6.6. Insurance. The Borrowers will, and will cause each of their Affiliates to, maintain with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice, and the Borrowers will furnish to the Lender upon request full information as to the insurance carried.

     Section 6.7. Compliance with Laws. The Borrowers will, and will cause each of their Affiliates to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

     Section 6.8. Maintenance of Properties. The Borrowers will, and will cause each of their Affiliates to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     Section 6.9. Inspection. The Borrowers will, and will cause each of their Affiliates to, permit each Lender, by its representatives and agents, to inspect any of the properties, corporate books and financial records of the Borrowers and each of their Affiliates, to examine and make copies of the books of accounts and other financial records of the Borrowers and each of their Affiliates, and to discuss the affairs, finances and accounts of the Borrowers and each of their Affiliates with, and to be advised as to the same by, their respective officers, all at such reasonable times and intervals as the Lender may designate.

     Section 6.10. Indebtedness. The Borrowers will not, nor will they permit any of their Affiliates to, create, incur or suffer to exist any Indebtedness, except:

     (a) the Loans;

     (b) Indebtedness existing on the date hereof and described on Schedule "III" hereto;

     (c) Indebtedness of (i) a Borrower to the other Borrower or to a Supporting Subsidiary, (ii) a Supporting Subsidiary to a Borrower or to another Supporting Subsidiary, or (iii) Affiliates that are not Supporting Subsidiaries to other Affiliates that are not Supporting Subsidiaries;

     (d) Indebtedness of Affiliates that are not Supporting Subsidiaries to Borrowers, or Borrowers to Affiliates that are not Supporting Subsidiaries, up to an aggregate principal amount not to exceed $1,000,000 at any one time outstanding;

     (e) Indebtedness of LPML to its partners or of LPL to its partners not exceeding $1,000,000 outstanding at any time in the aggregate for all such Indebtedness;

     (f) Capitalized Lease Obligations (in addition to that referred to in Section 6.10(b)) not exceeding $500,000 outstanding at any time, provided, however, that Capitalized Lease Obligations (in addition to that referred to in Section 6.10(b)) exceeding $500,000 outstanding at any time may be incurred if, prior to incurring such additional Capitalized Lease Obligations, the Borrowers reduce the Facility A Commitments by the amount of such additional Capitalized Lease Obligations in the manner set forth in Section 2.7 without regard to the minimum amount required by Section 2.7;

     (g) the Dai-Ichi Indebtedness;

     (h) Guaranties permitted by Section 6.14; and

     (i) Indebtedness of LPI and LP International, Inc. to Borrowers permitted by Section 6.13(h).

     Section 6.11. Sale of Assets. The Borrowers will not, nor will they permit any of their Affiliates to, lease, sell or otherwise dispose of all, or a substantial portion of, their property, assets or business to any other Person. The Borrowers will not, nor will they permit any of their Affiliates to, sell or otherwise dispose of any accounts receivable, with or without recourse, or any Collateral (other than (x) fixed assets no longer used or useful in the conduct of their business and (y) Investments and Acquisitions purchased with the proceeds of Loans hereunder so long as the Borrowers comply with Section 2.16 hereof). Notwithstanding the foregoing provisions of this Section 6.11, any Borrower or Affiliate of a Borrower may sell property or assets (including Receivables) to a newly-formed Supporting Subsidiary which has been created for the purpose of owning or holding such property and assets.

     Section 6.12. Sale and Leaseback. The Borrowers will not, nor will they permit any of their Affiliates to, sell or transfer any property in order to concurrently or subsequently lease as lessee such or similar property.

     Section 6.13. Investments and Acquisitions. The Borrowers will not, nor will they permit any of their Affiliates to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other investments in, Affiliates), or commitments therefor, or to become or remain a partner in any partnership or joint venture, or to acquire any going business or all or substantially all of the assets of any Person or any division or business of a Person, whether through purchase of assets, merger or otherwise, except:

     (a) Short-term obligations of, or fully guaranteed by, the United States of America.

     (b) Commercial paper rated A-1 or better by Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. or P-l or better by Moody's Investors Service, Inc.

     (c) Demand deposit accounts maintained in the ordinary course of business.

     (d) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $50,000,000.

     (e) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $10,000,000 but less than $50,000,000, which deposits shall not exceed $1,500,000 in the aggregate.

     (f) Advances to (x) their respective partners and to their respective employees in an aggregate amount not to exceed $2,500,000 outstanding at any time and (y) their employee relocation firms in an aggregate amount not to exceed $1,500,000 outstanding at any time.

     (g) Loans by LPML and LPL to employee investment partnerships they sponsor in an aggregate amount not to exceed $300,000 at any time outstanding.

     (h) Investments in LPI and LP International, Inc. through loans or other advances not exceeding $2,700,000 in aggregate principal amount at any time outstanding in addition to those shown on Schedule "IV" hereto which aggregate Investment may be further advanced by LPI and LP International, Inc. to any LPI Affiliate organized outside the United States.

     (i) Investments in existence on the date hereof and described on Schedule "IV" hereto.

     (j) Loans, advances or other extensions of credit to or from a Borrower or Affiliate permitted by Section 6.10(b)-(e).

     (k) Investments (other than Investments that constitute Acquisitions) of any Borrower or Affiliate not specified above provided that the aggregate amount of all such Investments in any calendar year does not exceed $3,000,000 and the aggregate amount of any one such Investment shall not exceed $1,000,000 outstanding at any time.

     (l) Acquisitions by the Borrowers in substantially the same line of business as conducted by the Borrowers on the date hereof not specified above provided that the aggregate purchase price (including indebtedness and other liabilities assumed) incurred or assumed by the Borrowers for all such Acquisitions in any calendar year does not exceed $10,000,000 and the aggregate purchase price (including indebtedness and other liabilities assumed) incurred or assumed by the Borrowers of any one Acquisition shall not exceed $2,500,000; provided further that 30 days prior to the consummation or any such Acquisition the Borrowers shall deliver to the Lenders pro forma financial statements of the Borrowers demonstrating that after giving effect to such Acquisition the Borrowers would be in compliance with Sections 6.16, 6.17, 6.19, 6.20, 6.21 and 6.22, for the next succeeding 12 month period and, in the case of Section 6.22, would be in compliance with such covenant after giving effect to such Acquisition and its financing if such covenant were tested as of such date.

     Section 6.14. Guaranties. The Borrowers will not, nor will they permit any of their Affiliates to, make or suffer to exist any Guaranty (including, without limitation, any Guaranty of the obligations of an Affiliate), except by endorsement of instruments for deposit or collection in the ordinary course of business, the Letters of Credit, the Guaranty Agreement, Guaranties listed on Schedule M, other Guaranties of monetary obligations not exceeding $250,000 in the aggregate outstanding at any time, and Guaranties of performance and/or payment obligations of Affiliates under contracts to construct tenant improvements that in the aggregate have an outstanding contract value not exceeding $5,000,000.

     Section 6.15. Liens. The Borrowers will not, nor will they permit any of their Affiliates to, create, incur, or suffer to exist any Lien in, of or on the property (including, without limitation, Receivables and accounts) of the Borrowers or any of their Affiliates, except:

     (a) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings.

     (b) Statutory Liens of landlords and other Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due.

     (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Affiliates.

     (e) Liens existing on the date hereof and described in Schedule "V" hereto.

     (f) Liens of lessors on property leased by a Borrower or Affiliate pursuant to leases permitted by this Agreement.

     (g) Liens in favor of DSA-LSPL, Inc. and DSA-LSAM, Inc. subordinated to the Liens in favor of the Agent pursuant to documentation in form and substance satisfactory to the Lenders in their sole discretion.

     Section 6.16. Rentals. The Borrowers will not, nor will they permit any Affiliate to, create, incur or suffer to exist obligations for Rentals in excess of the following amounts during the following calendar years in the aggregate for the Borrowers and their Affiliates:

         CALENDAR YEAR            AMOUNT

             1996               $7,000,000
             1997               $8,100,000
             1998               $9,300,000


     Section 6.17. Net Worth. The Borrowers shall not on the dates set forth below permit Net Worth to be less than the amount set forth opposite such amount:

                             NET WORTH SHALL
           DATE              NOT BE LESS THAN
     -----------------       ----------------
     December 31, 1996         $50,000,000
     December 31, 1997         $60,000,000
     December 31, 1998         $70,000,000

     Section 6.18. Letters of Credit. The Borrowers will not, nor will they permit any of their Affiliates to, apply for or become liable upon any letter of credit, except the Letters of Credit.

     Section 6.19. Related Person. Except for Indebtedness to Related Persons permitted under Section 6.10, Investments in Related Persons permitted under
Section 6.13 and Distributions to Related Persons permitted by Section 6.23, the Borrowers will not, and will not permit any of their Affiliates to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Related Person except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's or such Affiliate's business and upon fair and reasonable terms no more or less favorable to such Borrower or such Affiliate than the Borrower or such Affiliate would obtain in a comparable arms-length transaction.

     Section 6.20. EBITDA. The Borrowers shall have EBITDA during the periods specified below of at least the amount set forth opposite such period:


FROM AND INCLUDING     TO AND INCLUDING    MINIMUM EBITDA
------------------    ------------------   --------------
January 1, 1996       September 30, 1996     $20,250,000
January 1, 1996       December 31, 1996      $27,000,000
January 1, 1997       March 31, 1997         $ 2,560,000


January 1, 1997       June 30, 1997          $ 9,600,000
January 1, 1997       September 30, 1997     $20,800,000
January 1, 1997       December 31, 1997      $32,000,000
January 1, 1998       March 31, 1998         $ 2,960,000
January 1, 1998       June 30, 1998          $11,100,000
January 1, 1998       September 30, 1998     $24,000,000
January 1, 1998       December 31, 1998      $37,000,000
January 1, 1999       March 31, 1999         $ 3,200,000
January 1, 1999       June 30, 1999          $12,000,000
January 1, 1999       September 30, 1999     $26,000,000

     Section 6.21. Fixed Charge Coverage Ratio. The Borrowers shall maintain, or cause to be maintained, as of the last day of each fiscal quarter of the Borrowers commencing December 31, 1996, a Fixed Charge Coverage Ratio greater than or equal to 1.15 to 1.00.

     Section 6.22. Maximum Leverage Ratio. The Borrowers shall not as of December 31 of any year permit the ratio of Combined Funded Indebtedness minus the Dai-Ichi Indebtedness included in such amount to the sum of (x) Combined Equity and (y) Combined Funded Indebtedness minus the Dai-Ichi Indebtedness included in such amount to be greater than 0.45 to 1.00.

     Section 6.23. Distributions. LPML and LPL shall not make any Distributions to any of their respective partners, except for Distributions made in compliance with their partnership agreements as in effect on the date hereof and delivered to the Lenders pursuant to Section 4.1(a)(i) hereof (the "Partnership Agreements"); provided that immediately prior to and after giving effect to any such Distribution no Default or Unmatured Default shall have occurred and be continuing. Within 120 days after the end of each fiscal year, the Borrowers will deliver to the Lenders a description of the Distributions for such fiscal year as set forth on a cash flow distribution schedule in a form consistent with the Partnership Agreements.

     Section 6.24. Long-Term Receivables. The Borrowers shall, promptly upon request of the Lender, deliver to the Lender true, correct and complete copies of all documents evidencing (a) any Receivable that is in an amount in excess of $100,000 and is not due and payable within one (1) year and (b) any Receivable in excess of 18 months which Lender has determined constitutes an Eligible Receivable.

     Section 6.25. The Dai-Ichi Indebtedness. No payment of the Dai-Ichi Indebtedness shall be made before the date such payment is due, and no Borrower shall take any action to cause any such Indebtedness to become due before its regularly scheduled due date. The Borrowers shall not amend or consent to any amendments to the Dai-Ichi Indebtedness or any document evidencing the Dai-Ichi Indebtedness. The Borrowers shall only repay the Dai-Ichi Indebtedness out of the proceeds from the sale or issuance of additional equity of either Borrower.

     Section 6.26. New Supporting Subsidiaries. To the extent required by the definition of Supporting Subsidiary, the Borrowers shall cause their Subsidiaries to become Supporting Subsidiaries by delivering to the Agent the documents required by Section 4.3 hereof.

     Section 6.27. Additional Co-Investments. Within 45 days of the date hereof the Borrowers shall take all actions necessary in order to grant the Agent a first prior perfected security interest in all investments listed under
Item 2 on Schedule VII hereto.


                                  ARTICLE VII

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     Section 7.1. Any material representation or warranty made or deemed made by or on behalf of any Borrower or Affiliate to the Lenders under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false as of the date on which made.

     Section 7.2. Nonpayment or principal of, or interest upon, any Note at the Revolving Credit Termination Date or, other than at the Revolving Credit Termination Date, within two days after written notice that the same is due, or nonpayment of any other obligations under any of the Loan Documents within five days after written notice that the same is due, or violation by any Borrower of the prohibitions in Section 6.25.

     Section 7.3. The breach by any Borrower (other than a breach which constitutes a Default under Section 7.1 or 7.2) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within thirty days after written notice from the Agent or any Lender.

     Section 7.4. Failure of any Borrower or any Affiliate to pay any indebtedness when due or within any applicable cure or grace period; or the default by any Borrower or any Affiliate in the performance of any term, provision or condition contained in any agreement under which any Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; provided that the aggregate amount of all Indebtedness affected by any or all of the foregoing is at least $500,000.

     Section 7.5. Any Borrower or any Affiliate shall (a) have an order for relief entered with respect to it under the Federal

Bankruptcy Code, (b) not pay, or admit in writing its inability to pay, its debts generally as they become due, (c) make an assignment for the benefit of creditors, (d) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (e) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (f) take any corporate action to authorize or effect any of the foregoing actions set forth in this
Section 7.5 or (g) fail to contest in good faith any appointment or proceeding described in Section 7.6.

     Section 7.6 Without the application, approval or consent of the Borrower or any Affiliate, a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or any Affiliate or any substantial part of its property, or a proceeding described in Section 7.5(e) shall be instituted against any Borrower or any Affiliate, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     Section 7.7. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any substantial portion of the property of any Borrower or any Supporting Subsidiary or of the Borrowers and the Affiliates taken as a whole.

     Section 7.8. Any Borrower or any Affiliate shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $500,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     Section 7.9. Unfunded Liabilities of any Plans shall exceed in the aggregate $500,000 or any Reportable Event shall occur in connection with any Plan.

     Section 7.10. There shall occur a change in the business, financial condition, prospects or results of operations of a Borrower that the Required Lenders determine to be material and adverse.

     Section 7.11. Both Robert and Stuart shall cease, directly or indirectly through a wholly owned "S" corporation, to be either Class A Limited Partners or general partners of both DEL-LPAML and DEL-LPL having senior management responsibility for such partnerships (other than by reason of death or disability) (it being understood for purposes of this Section 7.11 that "S" corporations majority controlled by an individual but in which related family members hold minority interests will be considered "wholly owned" by such controlling individual.

     Section 7.12. At any time fewer than ten of the persons that, as of the date of this Agreement, are members of the Board of Directors of DEL-LPAML shall cease to be members of such Board of Directors (or such other board or committee as shall succeed to the powers and authority of such Board of Directors) or shall cease to be officers of one of the Borrowers active in the management of such Borrower or ceases to be a partner in both Borrowers.

     Section 7.13. At any time fewer than ten of the persons that, as of the date of this Agreement, are members of the Board of Directors of DEL-LPL shall cease to be members of such Board of Directors (or such other board or committee as shall succeed to the powers and authority of such Board of Directors) or shall cease to be officers of one of the Borrowers active in the management of such Borrowers or cease to be a partner in both Borrowers.

     Section 7.14. The occurrence of any "default," as defined in any Loan Document (other than the Agreement or the Notes) or the breach of any of the terms or provisions of any Loan Document (other than the Agreement or the Notes), which default or breach continues beyond any period of grace therein provided.

     Section 7.15. At any time DEL-LPL Limited Partnership ceases to be the sole general partner of LPL with the right to name a majority of the members of the "Partnership Committee" (or equivalent governing body) of LPL or if at any time DEL-LPAML Limited Partnership ceases to be the sole general partner of LPML with the right to name a majority of the members of the "Partnership Committee" (or equivalent governing body) of LPML or if either at any time ceases to own and control at least 51% of all partnership interests in such Borrower in which it is the sole general partner.

     Section 7.16. At any time other than a regularly scheduled payment date for the Dai-Ichi Indebtedness any payment becomes due or is made thereon.

     Section 7.17. At any time either DEL-LPL or DEL-LPAML becomes liable on any debt for borrowed money without the Required Lenders' written consent.

     Section 7.18. At any time from and after the date hereof demand shall be made upon either Borrower or any Affiliate for the payment of any portion of any note or other indebtedness identified as a "Note Payable" on the Borrowers Capitalization Summary as from time to time delivered to the Lenders pursuant to
Section 6.1 hereof in a face amount of $1,000,000 or more or more than two "Notes Payable" regardless of the face amounts thereof.


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     Section 8.1. Non-Bankruptcy Defaults. When any Event of Default other than those described in Section 7.5 or 7.6 hereof has occurred and is continuing, the Agent shall, by written notice to the borrowers: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrowers immediately pay to the Agent the full amount then available for drawing under each or any Letter of Credit, and the Borrowers agree to immediately make such payment and acknowledge and agree that the Lenders would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Agent, for the benefit of the Lenders, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to this Section 8.1, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

     Section 8.2.  Bankruptcy Defaults.  When any Event or Default described in
Section 7.5 or 7.6 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrowers shall immediately pay to the Agent the full amount then available for drawing under all outstanding Letters of Credit, the Borrowers acknowledging that the Lenders would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Lenders, and the Agent on their behalf, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

     Section 8.3. Collateral for Undrawn Letters of Credit. If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 2.15 or under Section 8.2, the Borrowers shall forthwith pay the amount required to be so prepaid, to be held by the Agent as additional Collateral (as defined in the Security Agreements) on the same terms and conditions on which the Collateral is held.

     Section 8.4. Preservation of Rights. No delay or omission of the Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other rights. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lenders until the Obligations have been paid in full and all Commitments of the Lender hereunder have expired.


                                   ARTICLE IX

                                     AGENT

     Section 9.1. Appointment and Authorization. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrowers or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the Lenders except as expressly set forth herein. The Agent may resign at any time by sending 20 days prior written notice to the Borrowers and the Lenders. In the event of any such resignation, the Required Lenders may appoint a new agent after consultation with the Borrowers, which shall succeed to all the rights, powers and duties of the Agent hereunder and under the other Loan Documents. Any resigning Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and (i) the Borrowers shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Agent's rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

     Section 9.2. Rights as a Lender. The Agent has and reserves all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though it were not the Agent and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent in its individual capacity as a Lender.

     Section 9.3. Standard of Care. The Lenders acknowledge that they have received and approved copies and acknowledge their agreement with the provisions of the Loan Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent makes no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Notes or any of the other Obligations or of any of the other Loan Documents or of the Liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Agent need not verify the worth or existence of the Collateral and may rely exclusively on reports of the Borrowers in computing the Borrowing Base. Neither the Agent nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Borrowers), unless it has actual knowledge of the untruthfulness of same. The Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, the Agent shall take such action with respect to the enforcement of the Liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required Lenders but unless and until the Required Lenders have given such direction the Agent shall take or refrain from taking such actions as it deems appropriate and in the best of interest of all Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Borrowers. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrowers and the Agent shall have no liability to any Lender with respect thereto.

     Section 9.4. Costs and Expenses. Each Lender agrees to reimburse the Agent for all costs and expenses suffered or incurred by the Agent or any security trustee in performing its duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby, to the extent that the Agent is not promptly reimbursed for same by the Borrowers or out of the Collateral, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments. If any Lender fails to reimburse the Agent for such Lender's share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

     Section 9.5. Indemnity. The Lenders shall ratably indemnify and hold the Agent, and its directors, officers, employees, agents and representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs and expenses suffered or incurred by them hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to
be indemnified.   If any Lender defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.


                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that the Borrowers shall not have the right to assign any of their rights or obligations under this Agreement. No Lender shall disclose to any purchaser or prospective purchaser of an interest in the Loans any financial or other information pertaining to the Borrowers without the prior written consent of the Borrowers, which shall not be unreasonably withheld. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     Section 10.2. Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     Section 10.3. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

     Section 10.4. Taxes. Any taxes (excluding taxes measured by the net income of any Lender) payable or ruled payable by Federal or State authority in respect of the Loan Documents shall be paid by the Borrowers, together with interest and penalties, if any.

     Section 10.5. Choice of Law. The Loan Documents (other than those containing a contrary express choice of law provision) shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to applicable federal laws. The Borrowers hereby irrevocably submit to the non-exclusive jurisdiction of any United States federal or Illinois state court sitting in Chicago in any action or proceedings arising out of or relating to any Loan Documents and the Borrowers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such court.

     Section 10.6. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     Section 10.7. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers and the Lenders and supersede all prior agreements and understandings among the Borrowers and the Lenders relating to the subject matter thereof.

     Section 10.8. Expenses; Indemnification. The Borrowers shall reimburse the Agent for any costs, internal charges and out-of-pocket expenses (including, except as hereinafter provided, attorneys' fees and time charges of attorneys and paralegals for the Agent, which attorneys and paralegals may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution, delivery, amendment, modification, administration, collection and enforcement of the Loan Documents and in connection with the recording or filing of any of the foregoing. The Borrowers further agree to indemnify the Lenders, their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, other than any of the foregoing that result from the gross negligence or willful misconduct of such Lender. The obligations of the Borrowers under this Section shall survive the termination of this Agreement.

     Section 10.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     Section 10.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     Section 10.11. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from the Lenders to the Borrowers (including all account balances, whether provisional or final and whether or not collected or available but excluding all accounts of any Borrower in a fiduciary capacity) may be offset and applied toward the payment of the Obligations owing to the Lenders, whether or not the Obligations, or any part hereof, shall then be due. The Borrowers agree that any holder of a participation in a Loan may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as if such holder were the direct creditor of the Borrowers in the amount of the participation.

     Section 10.12. Waivers, Modifications and Amendments. Any provision hereof or of any of the other Loan Documents may be amended, modified, waived or released and any Default or Unmatured Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders; provided, however, that without the consent of all Lenders no such amendment, modification or waiver shall increase the amount or extend the term of any Lender's Commitment or reduce the amount of any principal of or interest rate applicable to, or extend the maturity of, any obligation owed to it or reduce the amount of the fees to which it is entitled hereunder or release any substantial (in value) part of the collateral security afforded by the Security Agreements (except in connection with a sale or other disposition required to be effected by the provisions hereof or of the Security Agreement) or change this Section or change the definition of "Required Lenders" or change the number of Lenders required to take any action hereunder or under any of the other Loan Documents. No amendment, modification or waiver of the Agent's protective provisions shall be effective without the prior written consent of the Agent.

     Section 10.13. Assignment Agreements. Each Lender may, from time to time upon at least 5 Business Days' prior written notice to the Agent, assign to other commercial lenders part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Notes then owned by such assigning Lender, together with an equivalent proportion of its Commitments to make Loans hereunder) pursuant to written agreements executed by such assigning Lender, such assignee lender or lenders, the Borrowers and the Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee lender and the portion of the Commitments of the assigning Lender to be assumed by it (the "Assignment Agreements"); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitments, Loans, Notes and credit risk with respect to Letters of Credit; (ii) unless the Agent otherwise consents, the aggregate amount of the Commitments, Loans, Notes and credit risk with respect to Letters of Credit of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000; (iii) the Agent and the Borrowers must each consent, which consent of the Borrowers shall not be unreasonably withheld, to each such assignment to a party which was not an original signatory of this Agreement; and (iv) the assigning Lender must pay to the Agent a processing and recordation fee of $5,000 and any out-of-pocket expenses incurred by the Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Borrowers and the Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Borrowers being acquired by it, (i) such assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder,
(ii) such assigning Lender shall have no further liability for funding the portion of its Commitments assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrowers shall execute and deliver Notes to the assignee Lender in the respective amounts of its Commitment under each Facility and new Notes to the assigning Lender in the respective amounts of its Commitment under each Facility after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement and of the other Loan Documents.

     Section 10.14. Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and other Obligations and/or Commitments held by such Bank at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section 10.14, and the Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers, Guarantors and Supporting Subsidiaries under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of
Section 3.1 and Section 3.4 hereof but shall not be entitled to receive any greater payment under either such Section than the Lender granting such participation would have been entitled to receive with respect to the rights transferred.

     Section 10.15. Joint and Several. Each Borrower acknowledges that credit is being extended by the Lenders under this Agreement based upon the joint and several liability of each Borrower for all Obligations. Each Borrower's joint and several liability on the Notes, under each Letter of Credit and for all Obligations shall not in any manner be impaired or affected by who executes any application for a Letter of Credit, who receives or uses the proceeds of the Loans or the credit provided by the Letters of Credit or for what purposes such proceeds or credit are used, and each Borrower waives notice of borrowing requests issued by, and Loans made to, other Borrowers. The joint and several liability of each Borrower for all Obligations is absolute and unconditional and shall not be impaired or otherwise affected by any failure, neglect or omission on the Lender's part to resort to one or all of the Borrowers, any of the "Collateral" described in the Security Agreements, or any other Person or collateral for payment of the Obligations.

     Section 10.16. Giving Notice. Except for notices under Article II, any notice required or permitted to be given under this Agreement shall be in writing. Such written notices shall be deemed given when sent, if sent by facsimile transmission, or when delivered, if sent by mail, overnight courier or hand delivery, addressed, in the case of a notice to any one or more of the Borrowers, to LPL at 200 East Randolph Street, Chicago, Illinois, 60601,
Attention: Treasurer (with a copy to Hagan & Associates at 200 East Randolph Street, Suite 4322, Chicago, Illinois 60601) or, in the case of notice to the Agent or any Lender, such address as set forth on the applicable signature page hereof. The Borrowers and the Lenders may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

     Section 10.17. Limitation of Liability. In addition to, and not in limitation of, any limitation on liability provided by law or by any contract, agreement, instrument or document, the liability of the Borrowers shall be limited to the assets of the Borrowers, and no present or future partner of a Borrower shall have any personal liability under this Agreement, except if such partner is itself a Borrower.

     Section 10.18. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     IN WITNESS WHEREOF, the Borrowers and the Lenders have executed this Agreement as of the date first above written.

                                        LASALLE PARTNERS LIMITED PARTNERSHIP, a
                                            Delaware limited partnership


                                        By: /s/ Timothy M. McGarrity
                                            --------------------------------
                                        Name: Timothy M. McGarrity
                                              ------------------------------
                                        Title: Vice President, Treasurer and
                                               -----------------------------
                                               Assistant Secretary



                                        LASALLE PARTNERS MANAGEMENT LIMITED
                                            PARTNERSHIP, a Delaware limited
                                            partnership


                                        By: /s/ Charles K. Esler, Jr.
                                            ---------------------------------
                                        Name: Charles K. Esler, Jr.
                                              -------------------------------
                                        Title: President, Managing Director,
                                               ------------------------------
                                               Treasurer and Secretary

Address for Notice and Amount
of Commitment:

111 West Monroe                      HARRIS TRUST AND SAVINGS BANK, in its
Chicago, Illinois 60690                individual capacity as a Lender and as
Attention: Emerging Majors             Agent
Telecopy: (312) 461-2591
Telephone: (312) 461-6182            By: /s/ M. Elizabeth Gilliam
                                        -------------------------------------
                                        Name:  M. Elizabeth Gilliam
                                        Title: Vice President
Facility A Commitment: $17,142,850
Facility B Commitment: $ 5,714,300
Facility C Commitment: $22,857,150


Lending Offices:

Domestic Rate Loans:

111 West Monroe Street
Chicago, Illinois 60690

Eurodollar Loans:

111 West Monroe Street
Chicago, Illinois 60690

135 South LASalle Street            LASALLE NATIONAL BANK
Chicago, Illinois 60603
Attention: James Turner
Telecopy: (312) 904-6021
Telephone: (312) 904-7103           By: /s/ James F. Turner
                                       --------------------------
                                       Name:  James F. Turner
                                       Title: Vice President
Facility A Commitment: $12,857,150
Facility B Commitment: $ 4,285,700
Facility C Commitment: $17,142,850


Lending Offices:

Domestic Rate Loans:

111 West Monroe Street
Chicago, Illinois 60690

Eurodollar Loans:

135 South LaSalle Street
Chicago, Illinois 60603